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                                                                  Exhibit 99.2

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Rockingham Heritage Bank
Harrisonburg, Virginia

We have audited the accompanying consolidated statements of income, stockholders' equity and cash flows for the year ended December 31, 1999 of Rockingham Heritage Bank and Subsidiary. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Rockingham Heritage Bank and Subsidiary for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

                                                     /s/ McGladrey & Pullen, LLP
                                                     ---------------------------
Harrisonburg, Virginia
January 19, 2000, except for Note 17
As to which the date is February 8,2000